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                                                                   EXHIBIT 10.10

                    MANAGEMENT AND SUPPORT SERVICES AGREEMENT

     This Management and Support Services Agreement ("Agreement') is entered into this ____ day of June, 2002 (the "Effective Date"), by and between Mauritz & Couey, a Texas General partnership ("MC"), and Evans Systems, Inc., a Texas corporation (the "Company").

                                    RECITALS

     The Company, through its subsidiaries, distributes motor fuels and lubricants to branded retail accounts and commercial users, operates convenience stores, and provides environmental remediation services in southern Texas (the "Business").

     MC has the expertise, resources and personnel to provide management and support services for ESI's business and ESI desires to utilize such services in connection with its operations.

NOW THEREFORE, in consideration of the covenants contained herein, the parties, intending to be legally bound have agreed as follows:

     1. Services. Subject to the terms and conditions of this Agreement, MC hereby agrees to perform and provide to ESI the management and support services listed and described in Exhibit A attached hereto ("Services"). MC agrees to perform the Services in a professional manner and to make available to ESI competent and experienced personnel to perform such Services. The scope, nature and timing of the performance of the Services shall be determined and established from time to time by the mutual agreement of the parties.

     2. Term. The term of this Agreement shall commence on the Effective Date and continue through June ____, 200___, unless sooner terminated by the mutual consent of the parties or pursuant to the terms of this Agreement. Thereafter, the Agreement shall automatically renew for successive one year terms unless either party notifies the other party in writing at least 90 days prior to the end of the initial term or the then-current renewal term of its desire to terminate the Agreement at the end of the initial term or the then-current renewal term.

     3. Fees and Charges. Commencing on the Effective Date of this Agreement through the term (whether the original term or any one year renewal term), ESI hereby agrees to pay MC the fees and charges set forth in Exhibit B attached hereto and incorporated herein by this reference. The parties may amend Exhibit B from time to time upon their mutual written consent. Such fees and charges shall be paid monthly by ESI no later than 30 days after the calculation and billing of such fees and charges by MC.
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     4.   Reports and Records. MC hereby agrees to maintain financial records in accordance with generally accepted accounting principles. All expenses shall at all times be recorded on a current basis. Upon request of ESI, MC agrees to promptly provide reasonable documentation supporting the calculation of the fees and charges.

     5. Transfer. Except as otherwise provided herein, neither party may transfer any right or interest under this Agreement, in whole or in part (whether voluntarily or by operation of law), directly or indirectly or contingently, without the prior written consent of the other party.

     6. Termination. This agreement may be terminated prior to the expiration of the term in paragraph 2 hereof, in the event that one party is in material breach of this agreement and such breach remains substantially uncured for a period of thirty (30) days after receipt of written notice by the non-breaching party to the breaching party, specifying in reasonable detail, the nature of the alleged breach. For purpose of this Agreement, a material breach shall include (not by way of limitation) the following:

          (a) the failure or refusal to make payment of any amount due hereunder;

          (b) the attempt to transfer any interest in this agreement without the consent of the other party;

          (c) the submission of any materially false report or data, information or supporting records required hereunder;

          (d) the insolvency or inability of a party to pay its debts as they mature or the assignment by a party for the benefit of its creditors or any admission of inability to pay obligations as they become due; or

          (e) the failure or refusal to comply with any other material provision of this Agreement.

               Upon termination of this Agreement, each of the parties shall perform all obligations and pay all amounts that accrue prior to the effective date of termination, and the parties shall cooperate with one another in effecting an orderly transition of their respective businesses and affairs.

     7. Miscellaneous.

          (a) Nothing in this agreement, in and of itself, shall be construed or deemed to create a joint venture, partnership or agency relationship among the parties.

          (b) Any notices, request, consent or communication (collectively, "Notice") under this Agreement shall be effective, only if in writing and if delivered by courier with evidence of receipt, addressed as follows:
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                        If to MC:  Mauritz & Couey
                                   102 South Mechanic
                                   P.O. Box 550
                                   El Campo, Texas 77437--0550
                                   Attn:  Blair Couey

                        If to ESI: Evans Systems, Inc.
                                   P.O. Box 2480
                                   Highway 60 North
                                   Bay City, Texas 77404--2480
                                   Attn:  ___________________

          Or to such other address or addresses as shall be furnished in writing by either party to the other. A Notice shall be deemed to be given when delivered to the proper address with evidence of receipt.

          (c) Notwithstanding paragraph 5 hereof, either party may assign this agreement, but only to (i) any successor assignee of such party that may result from any merger, consolidation or similar business combination, or (ii) to another entity that acquires all or substantially all of such party's assets, liabilities, goodwill and business.

          (d) Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (e) This Agreement contains the entire and complete expression of the agreement between the parties with respect to the matters addressed herein and there are no promises, representations or inducements, except as herein provided. The terms and provisions of this Agreement may not be modified, supplemented or amended, except in writing signed by both parties hereto. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties respective successors and permitted assigns.

          (f) Failure by either party hereto to enforce at any time or for any period of time any provision or right hereunder shall not constitute a waiver of such provision or of the right of such party thereafter to enforce each and every such provision.

          (g) This Agreement shall be governed by and construed and enforced in accordance with the laws of Texas. The prevailing party in any litigation concerning this Agreement shall be entitled to reimbursement of its reasonable costs, including legal and accounting fees, incurred in connection with any such matter.
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          (h)  This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date as first above written.

EVANS SYSTEMS, INC.                           MAURITZ & COUEY


By__________________________                 BY_______________________________
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                                    EXHIBIT A

                             Description of Services

1.   Management Services

     a.  Executive Management

         i.   Corporate Structure
         ii.  Planning and Budgeting
         iii. Provision of Capital
         iv.  Financing and Borrowing
         v.   Working capital and Cash Flow Management
         vi.  Insurance and Risk Management

     b.   Human Resources

         i.   Payroll Services
         ii.  Compensation and benefit policies and practices
         iii. Personnel policies and practices
         iv.  Recruitment
         v.   Training

     c.  Management Information and Computer Support

         i.   Maintain central computer system
         i.   Select and coordinate acquisition of hardware for new facilities
         ii.  Training and support services

     d.   Accounting

         i.   Establish and maintain financial reporting systems
         i.   Maintain accounting records
         ii.  Prepare tax returns
         iii. Coordinate auditors with independent auditors
         iv.  Manage payroll functions with withholdings and filings
         v.   Maintain accounts payable systems
         vi.  Provide credit and collection services for customer accounts
         vii. Establish cost accounting standards and calculate variances
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    e.  Legal Services

        i.   Engage outside legal counsel.
        ii.  Monitor and manage litigation.
        iii. Maintain corporate records including minute books.
        iv. Provide drafting and negotiation of acquisitions and other transactions.

    f.  Compliance and Regulatory Affairs

        i.   Establish compliance systems.
        ii.  Assist in establishing governmental authorization for new products.
        iii. Minimize property tax assessment.

    g.  Asset Maintenance and Management

        i.   Maintenance of equipment for safety, effectiveness and long-life.
        ii.  Acquisition of new equipment needed for operations.
        iii. Deposition of equipment no longer needed.
        iv.  Maintenance of property for safety and use.
        v.   Acquisition of new property for expansion.
        vi.  Deposition of property no longer needed.
        vii. Leasing of Equipment and Property.

    h.  Sales and Delivery

        i.   Sale Force Training.
        ii.  Market Plan Development.
        iii. Market and Analysis.
        iv.  Product Mix Analysis and Development.
        v.   Sales of Petroleum Products and Environmental Services.
        vi.  Delivery of Petroleum Products and Environmental Services.
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                                    EXHIBIT B

MC will charge ESI at a rate of 20% over staff costs, which include (salary, taxes & insurance) necessary for performing the functions of this contract.

MC shall receive as a bonus, 25% of the quarterly Earnings Before Interest and Taxes (EBIT) of ESI so long as ESI's:
        Debt/Equity is less than 2 Stockholders
        Equity of $3,000,000 Current Ratio of
        Current Assets to Current Liabilities of 1.07
        Trailing three quarters positive revenue growth